


传递窗品图
传递窗部件图


820
15
15
270
1000
1002
15
15
351
800
802
700
800

注：

1. 内尺寸为800x1000x800mm
2. 材料为1mm厚304不锈钢板，拉丝

SUNTEC 协多力洁净空调工程有限公司 Suzhou SUNTEC Cleanroom & HVAC Engineering Co., Ltd.	设计	[illegible]	通道板	
	校审			
地　址：[illegible] 电　话：0512-57679061, 57679062 传　真：0512-57679064 E-Mail: suntec@china.com	日期		项目：	
	数量	1	图号：P000-A001	版本:A


8
298
A
A
15
A-A
690
3
15
690
B-B




890
1184
A-A
B-B
45
此面开铰链孔
此面开铰链孔

注：

1. 材料为1mm厚304不锈钢板，抽拉丝，短丝

SUNTEC 协多力洁净空调工程有限公司 Suzhou SUNTEC Cleanroom & HVAC Engineering Co., Ltd.	设计	戴存雷	左盖板	
地　址：[illegible]	校审			
电　话：0512-57879061, 57879062	日期		项目：	
传　真：0512-57879064 E-Mail: suntec@china.com	数量		图号：P000-005	版本:A


890
1184
A-A
B-B
此面开铰链孔
尺寸51
尺寸60

注：

1. 材料为1mm厚304不锈钢板，抽拉丝，短丝

SUNTEC 协多力洁净空调工程有限公司 Suzhou SUNTEC Cleanroom & HVAC Engineering Co., Ltd.	设计	戴存雷	右盖板	
地　址：[illegible]	校审			
电　话：0512-57879061, 57879062	日期		项目：	
传　真：0512-57879064 E-Mail: suntec@china.com	数量		图号：P000-007	版本:A





不锈钢方管40X60
右开门门页
设计
校审
日期
数量
1
项目:
图号: P000-D01
版本:A



不锈钢方管40X60
左开门门页
设计
校审
日期
数量
项目:
图号:
版本:A